EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, $0.001 par value per share, of Garrett Motion Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 10, 2021

Newtyn Partners, LP
By:	Newtyn Management, LLC Investment Manager

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Newtyn TE Partners, LP
By:	Newtyn Management, LLC Investment Manager

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Newtyn Management, LLC

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Newtyn Capital Partners, LP
By:	Ledo Capital, LLC General Partner

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

Ledo Capital, LLC

By:	/s/ Eugene Dozortsev
	Name:	Eugene Dozortsev
	Title:	Authorized Signatory

/s/ Noah Levy
Noah Levy